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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Labor Ready, Inc.
Tacoma, Washington

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 1, 1996, relating to the consolidated financial statements of Labor Ready, Inc. which is incorporated by reference in the Prospectus.

    We also consent to the reference to us under the captions "Selected Consolidated Financial Information" and "Experts" contained or incorporated in the Prospectus.

                                                  /s/  BDO Seidman, LLP
Spokane, Washington
June 26, 1996